SUBSIDIARIES OF THE REGISTRANT



  The Registrant's subsidiaries include:


  Banana Republic, Inc., a California corporation

  Banana Republic (H.K.) Limited, a Hong Kong corporation

  Banana Republic Limited, an England and Wales corporation

  Banana Republic Stores Pty. Ltd., an Australian corporation

  The Fisher Gap Stores, Inc., a California corporation

  The Gap (Far East) Ltd., a Hong Kong corporation

  The Gap (H.K.) Limited, a Hong Kong corporation

  Gap International, Inc., a California corporation

  The Gap Limited, an England and Wales corporation

  Gap (Puerto Rico), Inc., a Puerto Rico corporation

  The Gap (Singapore) Pte. Ltd., a Singapore corporation

  GPS (Delaware), Inc., a Delaware corporation

  GPS (EDT), Inc., a Delaware corporation

  GPS (European Ventures) Limited, a California corporation

  GPS (France) SNC, a French partnership

  GPS (Great Britain) Limited, an England and Wales corporation

  GPS (Japan) Limited, a Delaware corporation

  GPS Limited, a California corporation

  GPS (Maryland), Inc., a Maryland corporation

  GPS Production, Inc., a California corporation

  GPS (Puerto Rico) Limited, a California corporation

  GPS (U.K.) Ltd., a California corporation

  GPS (U.S.A.) Limited, a California corporation

  The Pottery Barn, Inc. (CT), a Connecticut corporation

  Pottery Barn West, a California corporation

  Real Estate Ventures (Glastonbury), Inc., a Delaware corporation

  Real Estate Ventures (Glen Eagle), Inc., a Delaware corporation

  Real Estate Ventures (Wheaton), Inc., an Illinois corporation

  Travel & Safari Clothing Co., a California corporation